UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2013

LIGAND PHARMACEUTICALS INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11119 North Torrey Pines Road, Suite 200, La Jolla, California 92037
(Address of principal executive offices) (Zip Code)

(858) 550-7500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On April 29, 2013, we entered into a Royalty Stream and Milestone Payments Purchase Agreement with Selexis SA, a privately held life sciences company headquartered in Switzerland, to acquire a portfolio of possible future royalty and milestone payment rights based on over 15 Selexis commercial license agreement programs with various pharmaceutical-company counterparties. In return, we paid Selexis $3.5 million in an upfront cash payment, and expect to make a $1 million cash payment on the first anniversary of the closing. The more than 15 programs that are the subject of this transaction are based on Selexis’ technology platform for cell line development and scale-up to manufacturing of therapeutic proteins and relate to pre-commercialized drugs that are currently being developed, and which should require no funding or technological support from Ligand.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
LIGAND PHARMACEUTICALS INCORPORATED
Date:    April 30, 2013
By:     /s/ Charles S. Berkman
Name: Charles S. Berkman
Title: Vice President, General Counsel and Secretary